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                                                                   Exhibit 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Industrial Scientific Corporation on Form S-8 (Registration No. 33-65532) of our report dated March 13, 1998 on our audits of the consolidated financial statements of Industrial Scientific Corporation and Subsidiaries as of January 31, 1998, and January 25, 1997, and for each of the three years in the period ended January 31, 1998, which reports are incorporated by reference.




                                         Coopers & Lybrand L.L.P.



600 Grant Street
Pittsburgh, Pennsylvania
April 28, 1998